Exhibit 99.1
Unica Announces Financial Results for Second Quarter Fiscal 2008
Reports Record Quarterly Revenues
WALTHAM, Mass. — May 7, 2008 — Unica Corporation (Nasdaq: UNCA), a leading global provider of enterprise marketing management (EMM) solutions, today announced financial results for its fiscal second quarter ended March 31, 2008.
For the quarter ended March 31, 2008, the company reported total revenue of $30.8 million, an increase of 17% compared with the second quarter of fiscal 2007. Perpetual license revenue was $11.6 million, an increase of 16%, subscription revenue was $3.1 million, an increase of 40%, and maintenance and services revenue was $16.1 million, an increase of 14%, each compared to the second quarter of fiscal 2007. For the quarter ended March 31, 2008, maintenance revenue on perpetual licenses was $10.7 million, an increase of 7% from the prior year quarter, and services revenue was $5.4 million, an increase of 33% from the prior year quarter.
Yuchun Lee, chief executive officer of Unica Corporation, stated, “Our second quarter performance was highlighted by solid revenue growth that exceeded the high-end of our guidance and was at a record level. The investments we have been making to build out our international presence and diversify our business on a global scale continue to pay dividends. During the first half of fiscal 2008, our international operations have been the source of revenue upside, and our sales to existing customers have been strong as well. ”
Lee added, “While our enterprise business continues to drive the majority of our financial performance, we are very pleased with the early traction of our Unica On-Demand business. During the second quarter, we again signed over 50 new Unica on-demand customers and growth has exceeded our expectations on a year-to-date basis. We believe that the Unica On-Demand business opens up a significant, new market opportunity and serves to further increase the percentage of our total revenue that is derived from recurring sources.”
For the quarter ended March 31, 2008, Unica reported a loss from operations, in accordance with generally accepted accounting principles (GAAP), of $777,000, as compared to income from operations of $680,000 for the quarter ended March 31, 2007. GAAP loss from operations for the quarter ended March 31, 2008 includes $1.5 million of non-cash share-based compensation expense and $727,000 of amortization of acquired intangible assets. GAAP net loss for the quarter ended March 31, 2008 was $277,000, compared to GAAP net income of $1.1 million for the quarter ended March 31, 2007. GAAP net loss per diluted share for the quarter ended March 31, 2008 was $0.01 per share, compared to GAAP net income of $0.05 per diluted share in the same period last year.
For the quarter ended March 31, 2008, non-GAAP income from operations, which excludes non-cash share-based compensation expense and amortization of acquired intangible assets, was $1.5 million, as compared to non-GAAP income from operations of $2.5 million for the quarter ended March 31, 2007. Based on a 30% non-GAAP effective tax rate, non-GAAP net income was $1.2 million for the quarter ended March 31, 2008, compared to non-GAAP net income of $2.4 million for the quarter ended March 31, 2007. Non-GAAP net income per diluted share was $0.05 for the quarter ended March 31, 2008, compared to $0.11 for the corresponding quarter of the prior year, when the effective non-GAAP tax rate was 23%.
A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.” In addition, all references to financial results for the quarter ended March 31, 2007, are to those results as restated in the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.
As of March 31, 2008, Unica had cash, cash equivalents, and short-term investments of $41.0 million, compared to $38.0 million at December 31, 2007, due primarily to $2.9 million in cash provided by operating activities. At March 31, 2008, deferred revenue was $39.9 million, compared to $39.3 million at the end of the previous quarter.
Ralph Goldwasser, chief financial officer of Unica, said, “We are pleased with the company’s solid cash flow during the quarter.” Goldwasser added, “Management of investment levels continued to be well controlled, evidenced in part by the fact that employee headcount increased 5% for the first half of our fiscal year as compared to revenue growth of 18% over the same period. However, the company did incur higher than anticipated variable selling costs in the second quarter. We continue to be confident in our ability to expand non-GAAP operating profitability and margins in the second half of fiscal 2008.”
Additional Second Quarter Business Highlights:
•	Unica continued to achieve success and growth with industry leaders across a broad range of vertical markets, including financial services, communications, insurance, retail, hospitality, technology and manufacturing. Customers that Unica conducted business with in the second quarter included: CVS Pharmacy, EMC, Time Warner Cable, Vodafone Spain, Banco Pastor (Spain), Bank of Western Australia, School Specialty, Cintas, Jockey International, KBC Group (Belgium; holding company for CSOB, a Czech Republic-based bank), Payless Shoe Source, T. Rowe Price, Wells Fargo and Liberty Mutual.
•	Within Unica’s On-Demand business, the company added customers such as Sabre Holdings, Banco Santander (Spain), Harvard Business School, Nissan, Boston Coach, MoneyGram International, Standard Insurance Company, Transamerica, Vertrue and Wyndham Hotel Group.
•	Announced enhancements to the company’s Affinium® suite that will improve marketers’ abilities to optimize the selection and delivery of the most relevant and profitable marketing messages for each customer — across many channels — from potentially billions of possible combinations of offer, channel, and timing. This latest release also delivers performance enhancements and tighter suite integration for improved productivity, time-to-market, and accuracy.
•	Announced that the company has been positioned for the first time, in the “Leaders” quadrant of Gartner, Inc.’s “Magic Quadrant for Marketing Resource Management” report, by Kimberly Collins.
Financial Outlook
Outlook for the third quarter ending June 30, 2008 and fiscal year ending September 30, 2008 are as follows:

Third Quarter of Fiscal Year 2008:
•	Revenue: Targeting between $30 million and $31 million with a certain amount of variability.
•	Non-GAAP Operating Income: Expected to be between $2.0 million and $2.3 million, with a certain amount of variability.
•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.07 to $0.08 based on an estimated weighted average of 22.1 million shares outstanding and an estimated non-GAAP effective tax rate of 30%.
Fiscal Year 2008:
•	Revenue: Targeting between $122 million and $124 million with a certain amount of variability.
•	Non-GAAP Operating Income: Expected to be between $8.0 million and $9.0 million, with a certain amount of variability.
•	Non-GAAP Diluted Earnings Per Share: Expected to be $0.30 to $0.32 based on an estimated weighted average of 22.1 million shares outstanding and an estimated non-GAAP effective tax rate of 30%.
The preceding forward-looking information with respect to non-GAAP operating income and earnings per share excludes share-based compensation expense in an estimated amount of approximately $1.7 million and $6.7 million for the third quarter and full year fiscal 2008, respectively. Amortization of acquired intangibles related to previous acquisitions is estimated to be approximately $0.7 and $2.9 million for the third quarter and full year fiscal 2008, respectively.
Conference Call Details
Unica will discuss its quarterly results and related matters via a teleconference today, May 7, 2008 at 5:00 p.m. EDT. To access this call, dial 888-206-4838 (domestic) or 913-312-1502 (international). Additionally, a live audio webcast of the conference call will be available through Unica’s web site at http://investor.unica.com.
A replay of this conference call will be available from 8:00 p.m. EDT on Wednesday, May 7, 2008 through 11:59 p.m. EDT on Wednesday, May 21, 2008 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7045753. A replay of the webcast will also be available on the events portion of the Unica web site following the earnings call.
Non-GAAP Financial Measures
Unica has provided in this press release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP operating income, net income, effective tax rate and earnings per share.
Unica uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Unica’s ongoing operational performance. Unica believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Unica’s industry, many of which present similar non-GAAP financial measures to investors. Specifically, on both an historic and a forward-looking basis, these non-GAAP measures exclude:

•	Expense associated with the amortization of intangible assets related to acquisitions, as exclusion of these expenses allows comparisons of operating results that are consistent over time for both the company’s newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
•	Expense associated with share-based compensation related to options to purchase common stock, the employee stock purchase plan and restricted stock units because, while share-based compensation is a significant ongoing expense affecting the company’s results of operations, the company’s management excludes share-based compensation from the company’s forecasting and planning process used to allocate resources. In addition, because of varying available valuation methodologies, subjective assumptions and the variety of award types, the company believes that excluding share-based compensation may enable useful comparisons of the company’s operating results to its competitors.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.
About Unica
Unica Corporation (Nasdaq: UNCA) is a leading global provider of enterprise marketing management (EMM) software and services. The most comprehensive EMM suite on the market today, Unica’s Affinium® software streamlines the entire marketing process from analysis and planning to project management, execution and measurement. More than 600 companies worldwide depend on Unica for their enterprise marketing management solution.
Unica is headquartered in Waltham, Mass. with offices around the globe. For more information, visit www.unica.com.
Note to editors: Copyright 2008 Unica Corporation. Unica, the Unica logo, and Affinium, are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
Information provided in this press release contains forward-looking statements that relate to future events and the future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including but not limited to the possibility that the market for enterprise software does not develop as anticipated; lower than expected sales due to competitive factors; the company may not continue to deliver year-over-year growth in revenue or profitability; the company may not continue to generate cash from operations; and the company’s financial projections may be incorrect. These and other important risk factors listed in the company’s most recent Annual Report on Form 10-K could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These filings are available on a web site maintained by the SEC at http://www.sec.gov.
Media contact:
Anne Mathewson
Greenough Communications
617-275-6528
amathewson@greenoughcom.com
Investor contact:
Kori Doherty
ICR
617-956-6730
kdoherty@icrinc.com

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	September 30,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,928	$18,493
Short-term investments	7,121	19,614
Accounts receivable, net	29,220	28,058
Prepaid expenses and other current assets	11,609	9,033

Total current assets	81,878	75,198
Property and equipment, net	4,636	4,135
Goodwill and other acquired intangible assets, net	34,768	36,066
Other assets	5,876	5,949

Total Assets	$127,158	$121,348

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,801	$2,366
Accrued expenses	17,409	17,431
Short-term deferred revenue	37,325	34,946

Total current liabilities	58,535	54,743
Long-term deferred revenue	2,577	3,686
Other long-term liabilities	444	—

Total liabilities	61,556	58,429
Stockholders’ equity	65,602	62,919

Total liabilities and stockholders’ equity	$127,158	$121,348

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
		(as restated)		(as restated)
Revenue:
License	$11,635	$10,050	$22,780	$19,081
Maintenance and services	16,092	14,056	30,681	26,521
Subscription	3,060	2,191	5,790	4,493

Total Revenue	30,787	26,297	59,251	50,095
Costs of revenue:
License	828	715	1,587	1,282
Maintenance and services	6,637	5,014	12,430	8,897
Subscription	652	168	1,305	317

Total cost of revenue	8,117	5,897	15,322	10,496

Gross profit	22,670	20,400	43,929	39,599
Operating expenses:
Sales and marketing	12,626	9,940	24,387	19,153
Research and development	5,864	5,395	11,811	10,391
General and administrative	4,583	3,992	9,577	7,931
Restructuring charges	(20)	—	(286)	1,244
Amortization of acquired intangible assets	394	393	787	786

Total operating expenses	23,447	19,720	46,276	39,505

Income (loss) from operations	(777)	680	(2,347)	94
Other income, net	182	529	763	1,067

Income (loss) before income taxes	(595)	1,209	(1,584)	1,161
Provision (benefit) from income taxes	(318)	146	(883)	278

Net income (loss)	$(277)	$1,063	$(701)	$883

Net income (loss) per common share:
Basic	$(0.01)	$0.05	$(0.03)	$0.04

Diluted	$(0.01)	$0.05	$(0.03)	$0.04

Shares used in computing net income (loss) per common share:
Basic	20,399	19,809	20,265	19,724

Diluted	20,399	20,638	20,265	20,621

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended March 31,
	2008	2007
		(as restated)
Cash flows from operating activities:
Net income (loss)	$(701)	$883
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation of property and equipment and amortization of capitalized software	1,020	620
Amortization of acquired intangible assets	1,453	1,338
Share-based compensation charge	3,281	2,260
Excess tax benefits from share-based compensation	(130)	(549)
Deferred tax benefits	(434)	(172)
Changes in operating assets and liabilities:
Accounts receivable, net	(954)	90
Prepaid expenses and other current assets	(2,552)	(4,457)
Other assets	332	537
Accounts payable	1,407	(695)
Accrued expenses	(360)	2,262
Deferred revenue	991	2,788
Other long-term liabilities	444	—

Net cash provided by operating activities	3,797	4,905
Cash flows from investing activities:
Purchase of property and equipment	(1,474)	(1,276)
Cash collected from license acquired in acquisition	81	—
Sales and maturities of short-term investments	28,666	13,404
Purchases of short-term investments	(16,173)	(31,069)

Net cash provided by (used in) investing activities	11,100	(18,941)
Cash flows from financing activities:
Proceeds from issuance of common stock under stock option and employee stock purchase plans	959	767
Excess tax benefits from share-based compensation	130	549
Payment of withholding taxes in connection with settlement of restricted stock units	(708)	(465)

Net cash provided by financing activities	381	851
Effect of exchange rate changes on cash and cash equivalents	157	89

Net increase (decrease) in cash and cash equivalents	15,435	(13,096)
Cash and cash equivalents at beginning of period	18,493	30,501

Cash and cash equivalents at end of period	$33,928	$17,405

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended		Six Months Ended,
	March 31,		March 31,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP income (loss) from operations	$(777)	$680	$(2,347)	$94
Add: Share-based compensation	1,512	1,201	3,281	2,260
Add: Amortization of acquired intangible assets	727	668	1,453	1,338

Non-GAAP income from operations	$1,462	$2,549	$2,387	$3,692

GAAP income (loss) before income taxes	$(595)	$1,209	$(1,584)	$1,161
Add: Share-based compensation	1,512	1,201	3,281	2,260
Add: Amortization of acquired intangible assets	727	668	1,453	1,338
Adjusted provision for income taxes	(493)	(708)	(945)	(1,284)

Non-GAAP net income	$1,151	$2,370	$2,205	$3,475

Diluted non-GAAP net income per common share	$0.05	$0.11	$0.10	$0.16

Shares used in computing non-GAAP net income per diluted common share:	21,868	21,153	21,881	21,243

UNICA CORPORATION AND SUBSIDIARIES
UNAUDITED SUMMARY OF SHARE-BASED COMPENSATION EXPENSE AND
AMORTIZATION OF ACQUIRED INTANGIBLES
(In thousands)

	Three Months Ended		Six Months Ended,
	March 31,		March 31,
	2008	2007	2008	2007
Share-based compensation:
Cost of license	$11	$—	$23	$—
Cost of maintenance and services revenue	208	109	405	198
Sales and marketing expense	483	379	1,137	654
Research and development expense	343	259	677	467
General and administrative expense	467	454	1,039	941

Total share-based compensation expense	$1,512	$1,201	$3,281	$2,260

Amortization of acquired intangible assets:
Cost of license revenue	$333	$275	$666	$552
Operating expenses	394	393	787	786

Total amortization of acquired intangible assets	$727	$668	$1,453	$1,338